Exhibit 10.25

LOAN MODIFICATION AGREEMENT (MASTER)

THIS LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this November 6, 2000, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”),  ORLEANS HOMEBUILDERS, INC., a Delaware corporation, (the “Guarantor”), and SOUTHTRUST BANK, a state banking corporation, f/k/a SouthTrust Bank, N.A., (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00  loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender  (collectively the “Notes”) and executed other documents, including the Deeds of Trust (as described below), in connection with the Loan (the Notes, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”). Subsequently, the parties entered into a various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”). The Borrower wishes to finance certain properties in Virginia under the Loan; however, the funds required will cause the amount to be advanced under the Virginia Note to exceed the maximum amount permitted under the Loan Documents. The parties now wish to further modify certain provisions of the Loan Documents, as more specifically provided below, to facilitate these advances for those properties. The parties, in consideration of these Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification. The parties agree that the maximum principal amount of $22,000,000.00 which may be advanced or readvanced under the Notes shall be reallocated as follows: (a) the maximum amount which may be advanced or readvanced under the NC Note is decreased to $18,100,000.00; and (b) the maximum amount which may be advanced or readvanced under the Virginia Note is increased to $3,900,000.00. For purposes of providing flexibility in accommodating future changes in the allocation of maximum advances between the Notes, the parties agree that the maximum amount to be secured by the Deeds of Trust securing the NC Note shall nevertheless remain at $18,500,000.00 and the maximum amount to be secured by the Deeds of Trust securing the Virginia Note shall nevertheless remain at $4,500,000.00, notwithstanding that the maximum principal amount which may be advanced or readvanced under the Notes shall remain at $22,000,000.00. All Loan Documents, including, but not limited to the Notes, are amended accordingly.

2.             Effect of Modification.  Except as amended by this Agreement, the provisions of the Notes and other Loan Documents are hereby confirmed and shall remain in full force and effect. The executed original of this Agreement shall be attached to the original NC Note. The parties acknowledge that the Notes, as modified by this Agreement, shall remain secured by all Deed of Trust, Security Agreement and Assignment of Leases (Master) securing the Notes, as supplemented by the Supplemental Deed(s) of Trust, if any, executed by Borrower  (collectively the “Deeds of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation.  The Borrower and the Guarantor acknowledge that the Notes and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and that there are no known defenses or offsets against those obligations. The Guarantor consents to this Loan Modification Agreement and the additional obligations, if any, imposed upon them by this Agreement as guarantor of the Loan. The Guarantor agrees that: (i) this Agreement shall not in any way release it from its obligations or liabilities under that “Guaranty Agreement” dated on or about October 12, 2000 (the “Guaranty”) executed by them in connection with the Loan; (ii) they remain bound under the Guaranty as provided in that document; and (iii) the terms of the Guaranty and its liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		GUARANTOR:

PARKER & LANCASTER CORPORATION,		ORLEANS HOMEBUILDERS, INC., a
a Virginia Corporation		Delaware Corporation

BY:	J. Phillip Harris	BY:	Joseph A. Santangelo
	Vice President	Name/Title:	Chief Financial Officer

LENDER:

SOUTHTRUST BANK,
a state banking corporation

BY:	David P. Adams
Vice President